CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2024, with respect to the consolidated financial statements included in the Annual Report of CompoSecure, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of CompoSecure, Inc. on Form S-3 (File No. 333-262341) and on Forms S-8 (File No. 333-263617 and File No. 333-273982).
/s/ GRANT THORNTON LLP
Iselin, New Jersey
March 12, 2024